UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: February 10, 2015

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 10, 2015, the Board of Directors (the “Board”) of LTC Properties, Inc. (the “Company”) amended Section 1.07 of Article I of the Company’s Bylaws, as amended and restated August 3, 2009 (the “Bylaws”), to provide for a majority vote standard for uncontested elections of directors.  As a result, at each meeting of stockholders at which the election of directors is uncontested, a director nominee will be elected to the Board only if the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee.  A plurality vote standard will continue to apply in contested elections.  An election will be considered to be contested if the Company’s secretary has received notice that a stockholder has nominated or proposes to nominate one or more persons for election as a director and, at least 14 days prior to the date on which notice of the meeting is first mailed or otherwise given to stockholders, the nomination has not been withdrawn and would thereby cause the number of director nominees to exceed the number of directors to be elected at the meeting.

Amended Section 1.07 of Article I of the Bylaws also provides that if an incumbent director is not re-elected due to his or her failure to receive a majority of the votes cast in an uncontested election, the director will promptly tender his or her resignation as a director, subject to acceptance by the Board.  The nominating and corporate governance committee of the Board will then make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken.  The Board will publicly disclose within 90 days of certification of the stockholder vote its decision and rationale regarding whether it accepted or rejected the resignation or describe what other action it took in response to the tendered resignation.

The foregoing summary of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of amended Section 1.07 of Article I of the Bylaws, as included in the First Amendment to Bylaws which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

3.1                               First Amendment to Bylaws of LTC Properties, Inc.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: February 12, 2015	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman, CEO & President